                                                                    Exhibit 10.8

                               CFP HOLDINGS, INC.
                           1117 WEST OLYMPIC BOULEVARD
                          MONTEBELLO, CALIFORNIA 90640


                                           March 1, 1996

First Atlantic Capital, Ltd.
135 East 57th Street
New York, New York 10022
Attention: Roberto Buaron
Investment Banking Services

                          Investment Banking Services

Gentlemen:

            The purpose of this letter is to confirm the engagement of First Atlantic Capital, Ltd. ("FACL"), to act as exclusive financial advisor to CFP Holdings, Inc., and its subsidiary, Custom Food Products, Inc. (collectively, the "Company"), in connection with the potential sale, transfer or other disposition of the assets, securities, or businesses of the Company. You will assist the Company in connection with a possible sale, in one or more transactions, of all or substantially all of the Company's stock or assets or any substantially similar transaction or arrangement (a "Sale").

            With respect to any Sale, you will undertake certain services on our behalf including, to the extent requested by the Company: (i) assisting in the preparation of an offering memorandum describing the Company, its operations, its historical performance and future prospects as is appropriate under the circumstances; (ii) arranging for any potential acquirors to conduct business investigations; and (iii) negotiating the financial aspects of any proposed Sale.

            In consideration of FACL's devotion of considerable time and resources should any Sale of the Company be completed the Company shall pay FACL a non-refundable fee in cash upon closing equal to 1% of the aggregate consideration received for the Company, including the value of all debt refinanced or assumed in connection with such Sale (the "Enterprise Value"). Irrespective of the completion of any Sale, the Company shall reimburse FACL for all out-of-pocket costs and expenses reasonably incurred by FACL in connection with its provision of services under this agreement.

            No fee payable to any other financial advisor, by the Company or any other party, in connection with the subject matter of this engagement, shall reduce or otherwise affect any fee payable hereunder.

            The provisions of hereof shall inure to the benefit of and be binding upon the successors and assigns of the Company. You will not assign this agreement without our prior written consent.

            This agreement shall be interpreted with the laws of the State of New York.

            If the foregoing correctly sets forth the understanding between us, please so indicate on the enclosed signed copy of this letter in the space provided therefor and return it to us, whereupon this letter shall constitute a valid and binding agreement between us.

                                        Very truly yours

                                        CFP HOLDINGS, INC.


                                        By:_____________________
                                           Name:
                                           Title:

AGREED TO AND ACCEPTED
as of the date first above written:

FIRST ATLANTIC CAPITAL, LTD.


By:__________________________
   Name:
   Title:


                                      -2-